UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

VIRGIN AMERICA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard
Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 762-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 14, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 1, 2016, by and among Virgin America Inc., a Delaware corporation (“Virgin America” or the “Company”), Alaska Air Group, Inc., a Delaware corporation (“Alaska”), and Alpine Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Alaska (“Merger Sub”), Merger Sub merged with and into Virgin America, with Virgin America surviving as a direct wholly-owned subsidiary of Alaska (the “Merger”).

The description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2016 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosures under the Introductory Note are incorporated herein by reference.

As previously disclosed, the Company entered into a Note Purchase Agreement, dated as of November 19, 2014, by and between Virgin Management Limited, a limited liability company organized under the laws of England and Wales (the “Virgin Group”) and the Company (the “Note Purchase Agreement”), pursuant to which the Company issued to Virgin Group a $50.0 million promissory note bearing interest at a rate of 5.0% per annum, compounded annually (the “Post-IPO Note”). In connection with the Merger, all outstanding amounts under the Post-IPO Note will be paid in full and all commitments and obligations under the Note Purchase Agreement will be terminated and released and will become null and void.

The description of the Note Purchase Agreement and the Post-IPO Note in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Note Purchase Agreement and the form of Post-IPO Note, which are attached as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2014 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of Virgin America voting common stock, par value $0.01 per share (the “Voting Common Stock”), and Virgin America non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Virgin America Common Stock”, and shares of Virgin America Common Stock are hereinafter referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares held by Virgin America, or Alaska or its subsidiaries, including Merger Sub) was converted into the right to receive $57.00 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, (i) each unexpired and unexercised option to purchase Shares (each, an “Option”), whether or not then exercisable or vested, vested and was canceled and, in exchange therefor, each holder of any such Option became entitled to receive an amount in cash equal to the product of (A) the total number of Shares subject to such Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share of such Option; (ii) each outstanding award of Virgin America restricted stock units vested, became free of any restrictions and was canceled in exchange for the right to receive a cash payment equal to the Merger Consideration for each unit subject to the award; and (iii) each outstanding award of Virgin America Common Stock that was subject to restrictions based on performance or continuing service (each, an “RSA”) vested (treating for this purpose any performance-based vesting condition to which such RSA is subject as having been attained at “maximum” level), became free of any restrictions and was converted into the right to receive payment of the Merger Consideration. In each case, such payments were made without interest and subject to deduction for any required tax withholdings.

The aggregate consideration paid to stockholders and other equity holders of Virgin America by Alaska to acquire Virgin America was approximately $2.6 billion, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger and the Merger Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Virgin America’s Current Report on Form 8-K filed with the SEC on April 4, 2016, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Merger, the Shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “VA.” Trading of the Shares on NASDAQ was halted before the opening of trading on December 14, 2016 and will be suspended before the opening of trading on December 15, 2016. Virgin America has requested that NASDAQ file a Form 25 with the SEC to withdraw the Shares from listing and terminate the registration of the Shares under Section 12(b) of the Exchange Act. Virgin America also intends to file a Form 15 with the SEC to terminate the registration of the Shares under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on December 14, 2016, each member of Virgin America’s board of directors tendered their respective resignations from the board of directors of Virgin America and any committee thereof, with such resignations effective as of the Effective Time. In addition, in connection with the Merger, on December 14, 2016, the following individuals resigned as officers of Virgin America, effective as of the Effective Time: C. David Cush, E. Frances Fiorillo, Steve A. Forte and John J. Varley. Peter D. Hunt and John A. MacLeod remained as officers of Virgin America.

In connection with the Merger, on December 14, 2016, Bradley D. Tilden was appointed as the sole member of Virgin America’s board of directors, effective as of the Effective Time, and the following individuals were appointed as the officers of Virgin America, effective as of the Effective Time:

Name	Position
Benito Minicucci	Chief Executive Officer
Peter D. Hunt	President and Chief Operating Officer
Brandon S. Pedersen	Chief Financial Officer

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on December 14, 2016, Virgin America amended and restated its certificate of incorporation and its bylaws. The new certificate of incorporation and the new bylaws of Virgin America are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Virgin America Inc.

3.2	Amended and Restated Bylaws of Virgin America Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.

Dated: December 14, 2016	/s/ Peter D. Hunt
	Name:	Peter D. Hunt
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Virgin America Inc.

3.2	Amended and Restated Bylaws of Virgin America Inc.